FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934



Date of Report (Date of earliest
event reported):                                        December 21, 1995
                                                        -----------------


                    Zenith Electronics Corporation
                    ------------------------------
          (Exact name of registrant as specified in its charter)



     Delaware                   1-4115               36-1996520
     --------                   ------               ----------
(State or jurisdiction       (Commission File       (IRS Employer
of incorporation)             Number)               Identification No.)


    1000 Milwaukee Avenue
    Glenview, Illinois                                   60025
    ---------------------                                -----
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number,
including area code                                  (708) 391-7000
                                                     --------------

                        Not applicable
                        --------------
 (Former name or former address, if changed since last report)

Item 5.    Other Events.
           ------------

           On December 21, 1995, the Company repurchased $42.7 million principal amount of its 8.5% Convertible Senior Subordinated Debentures due November 19, 2000 and January 18, 2001 (the "Debentures"), at par plus accrued interest, of which an aggregate of $67 million principal amount had been previously outstanding. This repurchase resulted from the exercise by certain holders of the Debentures of the right of such holders to require repurchase of all or a portion of the Debentures following a change of control of the Company, which change of control occured upon the purchase of a controlling interest in the Company by LG Electronics Inc. and its affiliate, LG Semicon Ltd., on November 8, 1995.



                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ZENITH ELECTRONICS CORPORATION


                                 By: /s/ Richard F. Vitkus
                                     ------------------------
                                     Richard F. Vitkus
                                     Senior Vice President, General
                                     Counsel and Secretary



Date:  December 21, 1995